Exhibit 99.1

Archrock Announces Agreement to Acquire Elite Compression

•            Acquiring approximately 430,000 of compression horsepower from Elite Compression Services for approximately $410 million in cash and Archrock common stock

•            Reinforces focus on large horsepower compression serving midstream infrastructure with blue-chip customers

•            Accretive to earnings and free cash flow per share and supports our path to achieving sub-4.0x leverage in 2020

•            Enhances basin density across key U.S. growth areas

•            Archrock’s concurrent sale of approximately 80,000 horsepower of non-core compression assets for $30 million further standardizes compression fleet

•            Addition of Jeffery D. Hildebrand to Archrock’s Board of Directors will add substantial industry expertise

HOUSTON, June 24, 2019 - Archrock, Inc. (NYSE: AROC) (“Archrock”) today announced that it has entered into a definitive agreement to acquire substantially all assets of Elite Compression Services, LLC (“Elite”), a portfolio company of JDH Capital Company, including approximately 430,000 of predominately large-horsepower compression assets for total consideration of $410 million. The transaction will be funded with approximately $205 million of cash and approximately 21.7 million newly issued Archrock common shares to the seller.  In conjunction with the transaction, Harvest Midstream Company (“Harvest Midstream”) will acquire approximately 80,000 active and idle compression horsepower from Archrock for $30 million in cash. Archrock’s Board of Directors has appointed energy industry veteran Jeffery D. Hildebrand, Executive Chairman and Founder, of Hilcorp Energy Company, which is affiliated with JDH Capital and Harvest Midstream, to Archrock’s Board of Directors upon closing of the transactions.

“We are excited to announce the acquisition of Elite’s excellent contract compression operations in a transaction that will immediately benefit Archrock shareholders through accretive earnings and cash flow growth,” said Brad Childers, President and Chief Executive Officer of Archrock. “The assets being acquired from Elite are highly utilized, predominantly large-horsepower compression units, more than 80% of which are contracted for more than three years with blue-chip customers. We expect the acquired assets to generate approximately $55 million of annualized adjusted EBITDA, inclusive of $5 million in annualized cost synergies. In addition, this transaction adds basin density in our core areas, with more than 70% of the units deployed in the Eagle Ford and South Texas region, and the concurrent sale of non-core equipment further standardizes our asset portfolio. We believe these transactions support our ability to achieve our stated financial targets, including reducing our leverage to below 4.0x in 2020, growing our dividend between 10% and 15% annually through 2020, and maintaining dividend coverage of more than 2.0x through 2020.”

“Archrock and Elite have been fantastic service providers of ours for many years, and we are pleased to be partnering with a company that is aligned with our strategy of natural gas production growth and best in class midstream operations.  They have sufficient scale, experience and capabilities to grow with us over time,” said Jeff Hildebrand. “Further, I am very proud of the extraordinary effort and leadership Jerry Blackmon and the management team at Elite have exhibited since the company was formed.  I am also excited to serve on the Archrock board, and look forward to working with the company to further advance Archrock’s strategy as both a board member and substantial owner.”

Additional Transaction Financing and Closing Details

The acquisition will be financed with 21,656,683 Archrock shares to be issued to JDH Capital (equivalent to $205 million of common stock based on the volume weighted average stock price over the 10 trading days ended June 21, 2019) and $175 million in cash, on a net basis.  The acquisition and pending sale transactions are subject to customary closing conditions, including receipt of regulatory approvals, and are expected to close during the third quarter of 2019.

Conference Call Details

Archrock will host a conference call on June 24, 2019 to discuss the transaction.  The call will begin at 8:30 a.m. Eastern Time. To listen to the call via a live webcast, please visit Archrock’s website at www.archrock.com. The call will also be available by dialing 1-877-407-0784 in the United States and Canada or 1-201-689-8560 for international calls. Please call approximately 15 minutes prior to the scheduled start time and reference Archrock.

A replay of the conference call will be available on Archrock’s website for approximately seven days. Also, a replay may be accessed by dialing 1-844-512-2921 in the United States and Canada, or 1-412-317-6671 for international calls. The access code is 13692017.

Advisors

Citi is acting as exclusive financial advisor and Latham & Watkins is acting as legal advisor to Archrock.  Intrepid Partners, LLC is acting as exclusive financial advisor and Kirkland & Ellis is acting as legal advisor to JDH Capital and Elite.

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About Archrock

Archrock is an energy infrastructure company with a pure-play focus on midstream natural gas compression.  Archrock is the leading provider of natural gas compression services to customers in the oil and natural gas industry throughout the U.S. and a leading supplier of aftermarket services to customers that own compression equipment in the U.S. Archrock is headquartered in Houston, Texas, with approximately 1,700 employees. For more information, please visit www.archrock.com.

About JDH Capital

JDH Capital is a private investment firm based in Houston, Texas established to manage the assets of Jeffery D. Hildebrand and his family.  JDH Capital engages in a wide range of investment activities and has invested in a number of growing businesses.

About Harvest Midstream Company

Harvest Midstream Company is a privately held midstream services provider based in Houston, Texas, that operates crude oil and natural gas gathering, storage, transportation, treatment and terminalling assets across the Lower 48 and Alaska. To learn more visit www.harvestmidstream.com.

Non-GAAP Measures

Adjusted EBITDA, a non-GAAP measure, is defined as net income (loss) excluding, net of tax, income taxes, interest expense, depreciation and amortization, long-lived asset impairment, non-cash stock-based compensation expense and other items. Archrock has not provided projected net income from the assets to be acquired, the most comparable financial measure calculated in accordance with GAAP, or a reconciliation of projected adjusted EBITDA to projected net income of the assets to be acquired. Archrock does not control the assets to be acquired or prepare the related financial statements. Archrock is unable to provide projected net income of the assets to be acquired or a reconciliation of the projected adjusted EBITDA of the assets to be acquired to projected net income from those assets because the calculation of projected adjusted EBITDA was based on, among other things, projected utilization and rate information combined with high-level, operating expense assumptions related to the assets to be acquired. As such, Archrock does not have sufficient information to project net income from the assets to be acquired, nor does Archrock have sufficient information regarding all of the reconciling items that may exist between projected adjusted EBITDA and projected net income for the assets to be acquired. Therefore, projected net income of the assets to be acquired and a reconciliation of projected adjusted EBITDA of the assets to projected net income from those assets are not available without unreasonable effort.

Forward-Looking Statements

All statements in this release (and oral statements made regarding the subjects of this release) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Archrock, Inc. Forward-looking information includes, but is not limited to statements regarding the expected benefits of the proposed transaction, including its expected accretion and the expected impact on Archrock’s EBITDA, leverage ratio, dividend growth and dividend coverage; the anticipated completion of the proposed transaction and the timing thereof; plans and objectives of management for future operations.; structural and process improvement initiatives, the expected timing thereof, Archrock’s ability to successfully effect those initiatives and the expected results therefrom; and statements regarding Archrock’s dividend policy.

While Archrock believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the failure to complete the proposed transaction or to realize the anticipated accretion, dividend growth and coverage, synergies and other anticipated benefits of the transaction; the possible diversion of management time on transaction-related issues; the risk that the requisite approvals to complete the transaction will not be obtained; changes in customer, employee or supplier relationships; local, regional and national economic and financial market conditions and the impact they may have on Archrock and its customers; changes in tax laws; conditions in the oil and gas industry, including a sustained decrease in the level of supply or demand for oil or natural gas or a sustained decrease in the price of oil or natural gas; changes in economic conditions in key operating markets; the financial condition of Archrock’s customers; the failure of any customer to perform its contractual obligations; changes in safety, health, environmental and other regulations; and the effectiveness of Archrock’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Archrock’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Archrock’s filings with the Securities and Exchange Commission, which are available at www.archrock.com. Except as required by law, Archrock expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Archrock, Inc.

For information, contact:

Paul Burkhart

Treasurer & VP of Investor Relations

281-836-8688

investor.relations@archrock.com